AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement ("Amendment") dated August 30, 2007 between Robert B. Sturges ("Employee") and Nevada Gold & Casinos, Inc (the "Company") amends that certain Employment Agreement, dated November 27, 2006, by and between Employee and the Company (the "Employment Agreement").

WHEREAS, Employee and the Company entered into that certain Employment Agreement dated November 27, 2006 whereby Employee was employed as Chief Executive Officer of the Company;

WHEREAS, Employee and the Company have agreed to execute this Amendment to the Employment Agreement to accommodate the wishes of both parties as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants established in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1. Section 5(a) of the Employment Agreement is deleted in its entirety.

2. Section 5(b) of the Employment Agreement is hereby deleted and restated in its entirety as follows:

   b. **Voluntary Termination by Employee on January 1, 2008**. Employee shall also have the right voluntarily to terminate his employment on January 1, 2008 by providing written notice to Employer no later than November 1, 2007. In such case, Employee shall receive no severance pay but shall only be entitled to the portion of annual salary earned and accrued under this Agreement prior to the effective date of termination and accrued and unused vacation, and pro-rated bonus under Section 4(c), if any.

3. **Binding Effect**. This Amendment shall be binding on and inure to the benefit of the parties and their respective heirs, successors, assigns, agents, employees, and personal representatives.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Amendment as of the date first written above.

ROBERT B. STURGES

By: Robert B. Sturges

Name: ROBERT B. STURGES

Title: CHIEF EXECUTIVE OFFICER

NEVADA GOLD & CASINOS, INC.

By: Ernest E. East

Name: ERNEST E. EAST

Title: SR. VICE PRESIDENT